SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
       Exchange Act of 1934 (Amendment No  )

Filed by the registrant /x/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Section 240.4a-12 or   Section 240.14a-12

           HARNISCHFEGER INDUSTRIES, INC.
  (Name of Registrant as Specified in its Charter)


-----------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------

     (2)  Aggregate number of securities to which
          transactions applies:

     -------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------

     (4)  Proposed maximum aggregate value of
          transaction:

     -------------------------------------------------

     (5)  Total fee paid:

     -------------------------------------------------

/ /  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                              -------------------
     2)   Form, Schedule or Registration Statement No.:
          -------------------------------------------

     3)   Filing Party:
                     ------------------------------

     4)   Date Filed:
                    -------------------------------

[HARNISCHFEGER INDUSTRIES, INC. LOGO]
























                              Notice of 1997
                              Annual Meeting of
                              Stockholders and
                              Proxy Statement

CONTENTS



NOTICE OF ANNUAL MEETING

PROXY STATEMENT                              Page
                                             ----

INTRODUCTION                                  1

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF
  EXECUTIVE OFFICERS AND DIRECTORS            2

ELECTION OF DIRECTORS                         5

CONTINUING DIRECTORS                          7

BOARD MEETINGS, COMMITTEES AND COMPENSATION  10

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION IN COMPENSATION DECISIONS;
  TRANSACTIONS WITH MANAGEMENT                13

SUMMARY COMPENSATION TABLE                    14

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE
   COMPENSATION                               17

PERFORMANCE GRAPH                             20

PENSION PLAN TABLE                            21

OPTION GRANTS                                 22

OPTION EXERCISES AND FISCAL YEAR-END VALUES   23

LONG-TERM INCENTIVE COMPENSATION              24

EMPLOYMENT CONTRACTS AND TERMINATION OF
  EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS                                25

PROPOSAL TO AMEND CHARTER TO INCREASE
  AUTHORIZED SHARES                           26

OTHER INFORMATION                             27

[HII LOGO]

HARNISCHFEGER INDUSTRIES, INC.
P.O. Box 554
Milwaukee, WI 53201


NOTICE OF ANNUAL MEETING


The annual meeting of stockholders of Harnischfeger
Industries, Inc. will be held at the Wyndham Hotel, 139 E.
Kilbourn Avenue, Milwaukee, Wisconsin, on Tuesday, April
15, 1997, at 10:00 a.m. for the following purposes:

1. To elect four persons to the Corporation's Board of Directors; and


2. To consider and vote upon a proposal to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common
     Stock from 100,000,000 to 150,000,000; and


3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on February
17, 1997 are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote is available at the Corporation's offices.

We hope that you will attend the 1997 annual meeting.
Whether or not you plan to attend, we urge you to mark, date and sign the enclosed proxy card and return it promptly so that your shares will be voted at the meeting in accordance with your instructions.

                      By order of the Board of
                      Directors,


                      K. THOR LUNDGREN
                      Secretary

February 20, 1997


PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY
IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT


INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harnischfeger Industries, Inc. (the "Corporation") for use at the 1997 annual meeting of stockholders on Tuesday, April 15, 1997, and at any adjournment or postponement thereof. The proxy statement, proxy card and annual report are being mailed to stockholders on or about February 20, 1997.

Proxies


Properly signed and dated proxies received by the Corporation's Secretary prior to or at the annual meeting will be voted as instructed thereon or, in the absence of such instruction, (a) FOR the election to the Board of Directors of the persons nominated by the Board, (b) FOR the amendment to the Certificate of Incorporation and (c) in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting.

Any proxy may be revoked by the person executing it for any reason at any time before the polls close at the meeting by filing with the Corporation's Secretary a written revocation or duly executed form of proxy bearing a later date or by voting in person at the meeting. The Corpora-tion has appointed an officer of Boston EquiServe, transfer agent for the Corporation, to act as an independent in-spector at the annual meeting.


If a stockholder is a participant in a Harnischfeger
Industries, Inc. employees' savings plan (a "401K Plan"), the proxy also serves as voting instructions with respect to shares allocated to the stockholder's 401K Plan account.
If voting instructions are not received for shares in the 401K Plan at least five days prior to the meeting, those shares will be voted in the same proportion on a proposal as the proportion of instructed votes for the 401K Plan.



Record Date, Voting and Shares Outstanding


Stockholders of record of the Corporation's common stock, $1 par value per share (the "Common Stock"), at the close of business on February 17, 1997 (the "Record Date") are entitled to vote on all matters presented at the annual meeting. As of the Record Date, 49,380,380 shares of Common Stock were outstanding and entitled to vote at the annual meeting. Each share is entitled to one vote.


A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Under the Corporation's bylaws, if a quorum is present, the affirma-tive vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter is required for the election of directors. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to approve the amendment to the Certificate of Incorporation. The independent in-spector will count the votes and ballots. Abstentions are considered as shares represented and entitled to vote;
therefore, abstentions are counted for purposes of the quorum determination but are not counted as votes cast on a given matter, having the effect of a negative vote.

Broker or nominee "non-votes" on a matter will not be considered as shares entitled to vote on that matter and therefore will not be counted by the inspector in calcu-lating the number of shares represented and entitled to vote on that matter. Such non-votes are, however, counted toward the quorum requirement.

If less than a majority of the outstanding shares of Common
Stock are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF EXECUTIVE
OFFICERS AND DIRECTORS

The following table sets forth the beneficial ownership of
Common Stock as of February 17, 1997 by any person known to
the Corporation to own beneficially more than 5% of its
Common Stock, each of the executive officers named in the
Summary Compensation Table and the Corporation's executive
officers and directors as a group.  Beneficial ownership of
these shares consists of sole voting power and sole invest-
ment power except as noted below.    All shares
beneficially owned by the named executive officers and directors under the Executive Incentive Plan, the Supplemental Retirement and Stock Funding Plan and the
Directors Stock Compensation Plan are voted by the trustee of the Corporation's Deferred Compensation Trust as directed by the Corporation's Management Policy Committee.


================================================================
Name and Address                   Shares              Percent
of Beneficial Owner                Owned               of Class
================================================================

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109      5,949,817(1)           12.1%

The Prudential Insurance Company
of America
751 Broad Street
Newark, NJ 07102-3777            4,056,251(2)            8.2%

Jennison Associates Capital Corp.
466 Lexington Avenue
Floor 18
New York, New York 10017-3151    2,851,536(3)            5.8%

Jeffery T. Grade                   653,948(4)            1.3%

John N. Hanson                     197,961(5)            0.4%

Francis M. Corby, Jr.              363,135(6)            0.7%

K. Thor Lundgren                   260,649(7)            0.5%

Richard W. Schulze(8)                1,260              .003%

All executive officers and
directors as a group
(17 persons)                     1,360,087(9)            2.7%



Notes


(1)     Based on information contained in a Schedule 13G, amendment
        No. 4, filed with the Securities Exchange Commission in
        February, 1997 by FMR Corp., a parent holding company.  FMR
        Corp. reported sole voting power as to 485,363 shares, shared voting power as to 11,726 shares, sole investment power as to 5,937,245 shares and shared investment power as to 11,726 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, reported being the beneficial owner of 5,370,319 or 10.9% of the Corporation's Common Stock as a result of acting as invest-ment adviser to several investment companies registered under
        Section 8 of the Investment Company Act of 1940.



(2) Based on information contained in Schedule 13G, amendment no.3 filed with the Securities Exchange Commission in February, 1997 by The Producential Insurance Company of
        America ("Prudential"). Prudential, an investment adviser registered under Section 203 of the Investment Advisers
        Act of 1940, reported sole voting power as to 1,491,368 shares, shared voting power as to 2,172,284 shares, sole investment power as to 1,491,368 shares and shared invest-ment power as to 2,564,883 shares. Prudential reported that it holds 93,700 shares for the benefit of its general account and that it may have direct or indirect voting and/or investment discretion over 3,962,551 shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.



(3) Based on information contained in a Schedule 13G, amendment no. 1 filed with the Securities Exchange Commission in February, 1997 by Jennison Associates Capital Corp. ("Jennison"). Jennison reported shared voting power as to 1,825,187 shares, sole investment power as to 0 shares and shared investment power as to 2,851,536 shares. Prudential owns 100% of the stock of Jennison. Jennison does not file jointly with Prudential and shares of the Corporation's
        Common Stock reported by Jennison may be included in the shares reported by Prudential.



(4) Includes 40,500 shares Mr. Grade had a right to acquire upon exercise of stock options (including
        31,750 which become exercisable within 60 days of February 17, 1997), 906 shares beneficially owned under the Profit Sharing Plan, 213,534 shares beneficially owned under the Executive Incentive
        Plan, 162,776 shares beneficially owned under the Supplemental Retirement and Stock Funding Plan and
        178,229 shares of restricted Common Stock. Also includes 10,023 shares assigned to Mr. Grade's
        Executive Incentive Plan account as a result of the "banked bonus" feature of that Plan. Award of such shares is dependent upon achievement of certain performance targets in future years.



(5) Includes 26,941 shares Mr. Hanson had a right to acquire upon exercise of stock options (including
        14,250 which become exercisable within 60 days of February 17, 1997), 14,001 shares beneficially owned under the Executive Incentive Plan and 1,440 shares beneficially owned under the Supplemental Retirement and Stock Funding
        Plan.  Also includes 2,223 shares assigned to Mr.
        Hanson's Executive Incentive Plan account as a result of the "banked bonus" feature of that Plan.
        Award of such shares is dependent upon achievement of certain performance targets in future years.

(6)     Includes 50,750 shares Mr. Corby had a right to
        acquire upon exercise of stock options (including
        19,250 which become exercisable within 60 days of
        February 17, 1997), 906 shares beneficially
        owned under the Profit Sharing Plan, 44 shares
        beneficially owned under the 401K Plan, 111,645
        shares beneficially owned under the Executive
        Incentive Plan, 47,469 shares beneficially
        owned under the Supplemental Retirement and
        Stock Funding Plan and 95,571 shares of
        restricted Common Stock.   Includes 3,500 shares
        held by Mr. Corby as custodian for his sons. Also includes 5,367 shares assigned to Mr. Corby's
        Executive Incentive Plan account as a result of the "banked bonus" feature of that Plan. Award of such shares is dependent upon achievement of certain performance targets in future years.



(7) Includes 48,250 shares Mr. Lundgren had a right to acquire upon exercise of stock options (including 19,250 which become exercisable within 60 days of February 17, 1997), 146 shares beneficially owned under the Profit Sharing Plan, 63,208 shares beneficially owned under the Executive Incentive Plan, 9,238 shares beneficially owned under the Supplemental Retirement and Stock Funding Plan and 74,057 shares of restricted Common Stock. Includes 2,000 shares owned jointly with his daughter. Also includes 4,194 shares assigned to Mr. Lundgren's Executive Incentive Plan account as a result of the "banked bonus" feature of that Plan. Award of such shares is dependant upon achievement of certain performance targets in future years.



(8) Mr. Schulze served as an executive officer of the Corporation until June 30, 1996 and retired from the Corporation as of October 31, 1996.



(9)     Includes 12,216 shares for Mr. Herbert V.
        Kohler and 14,553 shares for Mr. Robert Schnoes beneficially owned under the Directors Stock
        Compensation Plan. Mr. Kohler and Mr. Schnoes are retiring as directors as of the date of the 1997 annual meeting.


See the notes under the headings "Election of Directors" and "Continuing Directors" on pages 5, 6, and 9 for additional information on beneficial ownership of Common Stock by directors.

ELECTION OF DIRECTORS

The following table shows certain information (including principal occupation, business experience and beneficial ownership of the Corporation's Common Stock as of February
17, 1997) concerning each of the individuals nominated by the Board of Directors for election at the 1997 annual meeting. All of the nominees are presently directors whose terms expire in 1997 and who are nominated to serve terms ending at the annual meeting in 2000. If for any unforeseen reason any of these nominees should not be available for election, the proxies will be voted for such person or persons as may be nominated by the Board.

=================================================================================
                                                              Director Proposed  Shares
                                                              Since     Term     Owned(1)
---------------------------------------------------------------------------------

Donna M. Alvarado           Principal of Aguila International,  1992     2000      3,413(2)
                            an international business
                            development consulting firm based
                            in Columbus, Ohio, since 1994.
                            President and Chief Executive
                            Officer of Quest International, a
                            non-profit educational
                            organization based in Granville,
                            Ohio, from 1989 to 1994.  Director,
                            Park National Bank.  Age 48.




Harry L. Davis              Professor of Creative Management    1987     2000     9,671(3)
                            at the University of Chicago since
                            1994.  Professor of Marketing from
                            1963 to 1994.  Deputy Dean of the
                            Graduate School of Business at the
                            University of Chicago from 1983 to
                            1993.  Director, Golden Rule
                            Insurance Company.  Age 59.



John N. Hanson              President and Chief Operating        1996     2000  197,961(4)
                            Officer since 1996.  Executive
                            Vice President and Chief
                            Operating Officer from 1995 to
                            1996.  President and Chief
                            Executive Officer of Joy
                            Technologies  Inc. from 1994
                            to 1995.  President, Chief
                            Operating Officer and Director
                            of Joy Technologies Inc. from
                            1990 to 1995. Director, Schuller
                            Corporation.  Age 55.



Ralph C. Joynes             Retired Vice Chairman, President     1988    2000   10,375(5)
                            and Chief Operating Officer of
                            USG Corporation, international
                            manufacturer of building materials
                            and construction systems.  Age 68.

---------------------------------------------------------------------------------

Notes

(1)  Beneficial ownership of these shares
     consists of sole voting power and sole
     investment power except as noted
     below.  None of the nominees
     beneficially owned 1% or
     more of the Corporation's Common
     Stock.

(2)  Includes 2,913 shares beneficially
     owned under the Directors Stock
     Compensation Plan.


(3)  Shares beneficially owned under the
     Directors Stock Compensation Plan.


(4)  See note 5 on page 3.


(5)  Includes 9,375 shares beneficially
     owned under the Directors Stock
     Compensation Plan.

CONTINUING DIRECTORS

The following table shows certain information concerning the directors whose terms will continue after the 1997 annual meeting including principal occupation, business experience and beneficial ownership of the Corporation's
Common Stock as of February 17, 1997.


=============================================================================
                                                         Director  Current  Shares
                                                         Since     Term     Owned(1)
------------------------------------------------------------------------------

Larry D. Brady             President of FMC Corporation, 1995      1998    1,765(2)
                           a world leader in production
                           of chemicals and machinery for
                           industry, government and
                           agriculture, since 1993.
                           Director of FMC Corporation
                           since 1989.  Chairman of
                           United Defense L.P.  Director,
                           National Merit Scholarship
                           Foundation and National
                           Association of Manufacturers.
                           Age 54.



Francis M. Corby, Jr       Executive Vice President,      1996     1998   363,135(3)
                           Finance and Administration
                           Senior Vice President,
                           Finance and Chief
                           Financial Officer from 1986
                           to 1995.  Age 53.



John D. Correnti           President, Chief Executive      1994    1998      2,642(4)
                           Officer and director of Nucor
                           Corporation, a major steel
                           producer headquartered
                           in Charlotte, North Carolina,
                           since 1996.  President, Chief
                           Operating Officer and Director
                           of Nucor, from 1991
                           to 1995. Director, CEM Corporation,
                           Navistar International Corporation
                           and North Carolina Board of
                           Wachovia Bank.  Age 49.



Robert B. Hoffman          Senior Vice President and Chief   1994    1998    2,470(5)
                           Financial Officer of Monsanto
                           Company, a diversified company
                           in chemicals, pharmaceuticals,
                           food products and agriculture
                           chemicals, since 1994.  Vice
                           President-International of FMC
                           Corporation, a manufacturer of
                           machinery and chemical products,
                           from 1990 to 1994.  Director,
                           Kemper Group of Municipal Funds
                           and Boatman's Trust Company.  Age 60.



Jean-Pierre Labruyere      Chairman and Chief Executive       1994   1998   3,675(6)
                           of Labruyere, Eberle, a financial
                           holding company based in France
                           with global interests in many
                           business areas including oil and
                           gas importation and distribution and
                           food distribution, since 1972.
                           Director, Promodes S.A. Martin
                           Maurel Bank - Banque de France
                           Adviser.  Age 59.

--------------------------------------------------------------------------------


=================================================================================
                                                               Director Current  Shares
                                                                Since    Term   Owned(1)

---------------------------------------------------------------------------------

Robert M. Gerrity           Chairman and Chief Executive Officer 1994    1999      2,977(7)
                            of Antrim Group Inc., a Michigan
                            based technology corporation, since
                            December, 1996.  Director and
                            former President and Chief
                            Executive Officer of Ford New
                            Holland, now New Holland n.v.,
                            a London-based agricultural and
                            industrial equipment manufacturer.
                            Director, Libralter Engineered
                            Systems, Rubbermaid, Inc. and
                            Standard Motor Products, Inc. Age 59.



Jeffery T. Grade            Chairman and Chief Executive Officer  1983    1999  653,948(8)
                            since 1993.  President and Chief
                            Executive Officer from 1992 to 1993.
                            President and Chief Operating Officer from
                            1986 to 1992.  Director, Case Corporation,
                            Coeur D'Alene Mines Corporation and
                            Measurex Corporation.  Age 53.



L. Donald LaTorre           Retired President and Chief Operating  1997    1999       None
                            Engelhard Corporation, a world leading provider of
                            environmental technologies, specialty chemical
                            products, engineered materials and services,
                            since January 31, 1997.  President and Chief Operating
                            Officer from 1995 to 1997.  Senior Vice President
                            and Chief Operating Officer from 1990 to 1995.
                            Director, Engelhard Corporation and N.E. Chemcat
                            Corp. Age 59.



Leonard Redon               Vice President of Eastman Kodak       1997    1999        None
                            Company, a company engaged worldwide in developing,
                            manufacturing and marketing consumer and
                            commercial imaging products, and President,
                            Customer Equipment Services Division of Eastman
                            Kodak, since 1995.  General Manager and Vice
                            President of Government and Education Markets
                            from 1994 to 1995.  General Manager and Vice
                            President of Markets Development, U.S. and
                            Canada from 1991 to 1994.  Age 45.



Donald Taylor               Principal in Sullivan Associates,      1979   1999   13,386(9)
                            specialists in board of director
                            searches, since 1992. Managing
                            Director-USA, ANATAR Investments
                            Limited, a venture capital specialist,
                            from 1990 to 1992.  Director, Banta
                            Corporation, Johnson Controls, Inc.,
                            Superior Services, Inc. and
                            The Enhancers, Inc.   Age 69.

------------------------------------------------------------------------------------

Notes


(1)  Beneficial ownership of these shares
     consists of sole voting power and sole
     investment power except as noted
     below. None of the continuing directors beneficially owned more than 1% of the Corporation's Common Stock except Mr.
     Grade who beneficially owned 1.3%.



(2) Includes 500 shares held jointly with his wife and 1,265 shares beneficially owned under the Directors Stock Compensation Plan.



(3)  See note 6 on page 4.



(4)  Shares beneficially owned under the Directors
     Stock Compensation Plan.



(5)  Includes 1,470 shares beneficially
     owned under the Directors Stock
     Compensation Plan.



(6)  Shares beneficially owned under the Directors
     Stock Compensation Plan.



(7) Includes 1,977 shares beneficially owned under the Directors Stock Compensation Plan.



(8)  See note 4 on page 3.



(9) Includes 12,786 shares beneficially owned under the Directors Stock Compensation Plan.

BOARD MEETINGS, COMMITTEES,
AND COMPENSATION


The Board of Directors held six meetings during fiscal
1996. All incumbent directors attended at least 75% of the total number of meetings of the Board and committees of which they were members except Mr. Correnti who attended
71% of the meetings of the Board and committees of which he was a member and Mr. Labruyere who attended 73% of the meetings of the Board and committees of which he was a member.


BOARD COMMITTEES

The Board has Audit, Human Resources, Finance and Strategic
Planning, Pension and Executive Committees.


Audit Committee

Current members of the Audit Committee are  Robert B.
Hoffman (Chair), John D. Correnti, Ralph C. Joynes,
Jean-Pierre Labruyere, Leonard E. Redon and Donald Taylor. The functions of the Audit Committee are to: (i) recommend for appointment independent auditors for the Corporation, (ii) review and approve the scope of the annual audit and pro-posed budget for audit fees, (iii) review the results of the annual audit with the independent auditors, (iv) review the auditors' management letters with the independent audi-tors and engage in appropriate follow-up with the corporate staff, (v) determine that appropriate action is taken if any irregularities are uncovered, (vi) review with the independent auditors the Corporation's internal controls,
(vii) review the activities of the internal auditors and
(viii) report to the Board on the activities and findings of the Audit Committee and make recommendations to the Board based on such findings. The Audit Committee met three times during fiscal 1996.


Human Resources Committee

Current members of the Human Resources Committee are Harry
L. Davis (Chair), Donna M. Alvarado, Larry D. Brady,
John D. Correnti, Robert M. Gerrity and Donald Taylor.
The functions of the Human Resources Committee are to: (i) periodically review and approve the compensation structure for the Corporation's key executives, including salary rates, participation in any incentive bonus plan, fringe benefits, non-cash perquisites and all other forms of compensation, (ii) administer the 1996 Stock Incentive, the 1988 Incentive Stock, the Executive Incentive,
Supplemental Retirement and Stock Funding and Directors
Stock Compensation Plans, (iii) periodically review the executive manpower of the Corporation and make recommendations to the Board as appropriate and (iv) receive, consider and present to the Board for its consideration nominations to fill vacancies in the Board of Directors. Stockholders who wish to recommend persons to become directors of the Corporation should direct their recommendations to the Human Resources Committee in care of the Corporation. The Human Resources Committee met seven times during fiscal 1996.


Finance and Strategic Planning Committee


Current members of the Finance and Strategic Planning
Committee are Ralph C. Joynes (Chair), Larry D. Brady,
Harry L. Davis, Robert M. Gerrity, Robert B. Hoffman and L. Donald LaTorre. The functions of the Finance and Strategic Planning Committee are to: (i) periodically review with management of the Corporation the financial structure of the Corporation and the appropriateness of such structure given the short-term and long-term goals of the Corporation,
(ii) review specific financial
proposals of management which require Board approval and make recommendations to the Board as appropriate, (iii) review with management the strategic plans of management for the Corporation and (iv) review specific recommendations of management relating to acquisitions, divestitures and other strategic activities requiring approval of the Board and make recommendations to the Board as appropriate. The Finance and Strategic Plan-ning Committee met twice during fiscal 1996.


Pension Committee

Current members of the Pension Committee are Donna M.
Alvarado (Chair), Robert B. Hoffman, Jean-Pierre Labruyere
L. Donald LaTorre and Leonard E. Redon. The functions of the Pension Committee are to: (i) periodically review the investment policy of the Corporation's Pension and Investment Committee, (ii) periodically review the actions and performance of the Pension and Investment Committee and any other administrative committees for retirement plans and trusts for which the Corporation sponsors or may hereafter sponsor (a "Plan" or "Trust"), including the implementation by such committees of the investment policy, (iii) make recommendations to the Board regarding the membership of the Pension and Investment Committee, (iv) review the need for the establishment of any new Plan or Trust, the termination of any existing Plan or Trust and the adoption of any amendment to any single Plan that would result in an increase in current Plan liabilities in excess of $5,000,000 and (v) report to the Board on the activities and findings of the Committee and make recommendations to the Board based on these findings. The Pension Committee met twice during fiscal 1996.


Executive Committee

Current members of the Executive Committee are Jeffery
T. Grade (Chair), Donna M. Alvarado, John D. Correnti
Harry L. Davis, Robert B. Hoffman, Ralph C. Joynes and Donald Taylor. The function of the Executive Committee is to act upon a matter when it determines that prompt action is in the best interest of the Corporation and it is not possible to call a meeting of the full Board. The Executive
Committee did not meet during fiscal 1996.


COMPENSATION OF DIRECTORS

Directors who are not officers or employees of the Corporation receive an annual retainer fee of $22,600, a fee of $1,250 for each Board meeting attended and a fee of $1,000 for each Board committee meeting attended. Com-mittee chairs receive $1,250 for each committee meeting attended. Directors who are officers of the Corporation earn no additional remuneration for their services as directors.

In 1991, the Corporation established a Directors
Stock Compensation Plan under which non-employee directors are allowed to elect to defer up to 100% of their fees by converting their fees into Common
Stock to be held in trust until termination of their status as directors. The Directors Stock
Compensation Plan provides that, in the event of a "Change in Control" as defined in the Corporation's
Deferred Compensation Trust, the Corporation will purchase for cash all shares of Common Stock then allocated to all participants' accounts at a per-share price equal to the highest per share price actually paid in connection with such Change in Control and cash proceeds will be distributed to the participants.

In 1992, the Corporation established a Service Compensation
Plan for Directors which provided that, upon leaving the Board (other than removal for cause), a director who had been a non-employee director for at least five years would receive a cash retirement benefit equal to one-twelfth the average annual compensation received by the director for Board service during the preceding three year period multiplied by the number of months of service as a non-employee director and payable in quarterly installments over a period of five to ten years.

At its February 10, 1997 meeting, the Board determined to replace the Service Compensation Plan with an incentive compensation plan for outside directors based on the same Economic Value Added ("EVA") performance targets used for the Corporation's Executive Incentive Plan.

Accordingly, the Board eliminated the Service Compen-sation Plan and converted accrued benefits under the Service Compensation Plan to stock to be held in trust until a director's status as a director terminates.
The Directors Stock Compensation Plan was amended to provide that, starting in 1997, non-employee directors will be eligible to earn annual incentive compensation awards in addition to annual retainer and meeting fees.
Incentive Compensation for non-employee directors is determined by multiplying $25,000 by a figure which represents the EVA performance of the Corporation in a given year expressed as a percentage of the EVA performance target for that year. Incentive compen-sation awards are converted into shares of Common Stock under the Directors Stock Compensation Plan and held in trust until the director's status as a director terminates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS

The Human Resources Committee performs the functions of the compensation committee of the board of directors. The current members of the Human Resources Committee are Harry
L. Davis (Chair), Donna M. Alvarado, Larry D. Brady, John D. Correnti, Robert M. Gerrity and Donald Taylor. During fiscal 1995, the Corporation retained Sullivan Associates, Inc., specialists in board of director searches, to assist the Corporation in identifying candidates to become directors of the Corporation. Mr. Taylor is a principal in Sullivan Associates, Inc. and is compensated by Sullivan Associates, Inc. in proportion to amounts paid to Sullivan Associates by the Corporation. The Corporation paid Sullivan Associates, Inc. $37,525 for director search services in fiscal 1995 and $50,000 in fiscal 1996 for such services and has paid Sullivan Associates, Inc. $36,805 to date in fiscal 1997 for such services.


TRANSACTIONS WITH MANAGEMENT

From time to time, the Corporation uses The Relocation
Center to assist executives who are required by the Corporation to change their places of residence. The
Corporation pays The Relocation Center to purchase the homes for their appraised values and reimburses The
Relocation Center for costs incurred in marketing the homes. Proceeds from the sale of homes by The
Relocation Center are then paid to the Corporation.
In fiscal 1995 the Corporation paid The Relocation
Center to purchase Mr. Hanson's home for $405,000, its appraised value, and in fiscal 1996 the Corporation paid The Relocation Center $64,205 in connection with marketing Mr. Hanson's home. Also in fiscal 1996, the Corporation paid the Relocation Center to purchase
Mr. Grade's home for $875,000, its appraised value, the home was subsequently sold and proceeds of the sale were paid to the Corporation.


Prior to the acquisition of Joy Technologies Inc. ("JTI") by the Corporation, JTI lent Mr. Hanson $240,000 in connection with a program whereby executives of JTI were lent money to purchase stock in JTI to encourage ownership of JTI stock. The loan matures on July 1, 1997 and Mr.
Hanson pays interest on the balance at the annual rate of 6.22%. The Corporation succeeded to the loan as a result of the JTI acquisition. The Corporation holds 10,000 shares of Common Stock as collateral for repayment of the loan.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation awarded to, earned by or paid to the Corporation's Chief Executive
Officer and each of the executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1996 for services rendered to the Corporation and its subsidiaries during fiscal 1996, 1995 and 1994. Information is also included for Richard W.
Schulze who served as an executive officer until June 30, 1996 and retired from the Corporation as of October 31, 1996.


---------------------------------------------------------------------------------------------
               Annual Compensation                   Long-Term Compensation
                                                Awards                 Payouts

                                                            Secur-
                                      Other                 rities              All
Name                                  Annual   Restricted    Under             Other
and                                   Compen-    Stock       lying    LTIP   Compen-
Principal    Year Salary      Bonus   sation     Awards    Options   Payouts  sation
Position            ($)        ($)       ($)      ($)      /SARs      ($)       ($)
                               (1)       (1)      (2)        (#)      (3)     (1)(4)

Jeffery T.
Grade        1996  600,000     --    390,183      --       42,000    253,998 750,102
Chairman and 1995  554,928     --    359,989   86,625(5)   35,000     79,377 764,168
Chief        1994  525,000     --    252,026      --       25,000     --     661,805
Executive
Officer

John N.      1996  381,691   253,750 104,295      --       31,000   22,683  244,232
Hanson (6)   1995  301,153   148,500  38,060      --       26,000      --   720,721
President                       (7)
and Chief
Operating
Officer

Francis M.   1996  324,000      --    242,694     --       26,000    129,288  409,794
Corby, Jr.   1995  295,025      --    214,281   43,312(5)  21,000     37,462  409,374
Executive    1994  247,800      --    131,779     --       15,000       --    315,019
Vice President
for Finance
and
Administration

K. Thor      1996  250,920      --    198,859     --       26,000  104,433  317,520
Lundgren     1995  232,332      --    184,443  63,000(5)   21,000   31,642  322,735
Executive    1994  209,304      --    104,499     --       15,000       --  265,143
Vice President
for Law and
Government
Affairs

Richard W.   1996  222,720  322,721   43,439(8)     --        --        -- 2,958,688
Schulze      1995  212,200      --   162,278(8) 35,438(5)  15,000    28,815  291,875
Senior Vice  1994  192,184      --   122,062        --     15,000       --   241,495
President
and Special
Assistant to
the Chairman
and CEO

-----------------------------------------------------------------------------------------------

Notes

(1) Participants in the Executive Incentive Plan may elect to defer up to 100% of their cash bonuses by converting such bonuses into Common Stock at a 25% discount from the average closing price of the Common Stock for the last month of the fiscal year. All such stock is held in the Corporation's Deferred Compensation Trust and may not be withdrawn by a participant as long as the participant remains an employee of the Corporation.
        All of the named executive officers elected to convert 100% of their cash bonuses into Common
        Stock under this plan in each of the last three fiscal years except Mr. Hanson who became an executive officer during fiscal 1995 and who elected to convert 50% of his 1996 cash bonus into Common Stock under the plan and Mr. Schulze who retired in 1996. The Executive Incentive Plan also provides that dividends on shares held in participants' accounts are reinvested in Common
        Stock at a 25% discount from market prices. The dollar values of the differences between (i) the bonus amount converted and the market value of the shares purchased and (ii) the dollar amounts attributable to the discount upon the reinvestment of dividends are included in the "Other Annual
        Compensation" column. The dollar value of the bonus amounts that have been converted into stock and deferred are reported in the "LTIP Payouts" and "All Other Compensation" columns. The "banked" portion of any bonus is not reported in the Summary
        Compensation Table but is reported in the Long-Term
        Incentive Plans - Awards Table on page 24.


(2) The number and market value at the end of the last fiscal year of aggregate restricted Common Stock holdings based on a fiscal year-end closing price of $40.00 per share were: Jeffery T. Grade 178,229
        ($7,129,160); Francis M. Corby, Jr. 95,571
        ($3,822,840) and K. Thor Lundgren 74,057
        ($2,962,280).  Dividends are paid on the restricted
        Common Stock at the same rate as on unrestricted shares.


(3) Represents the portion of the bonus earned in 1996 that resulted from bonuses that were "banked" in prior years under the EVA Bonus Program described on page 24. Each of the executives elected to defer these amounts under the Executive Incentive
        Plan except Mr. Hanson who elected to defer 50% of these amounts and Mr. Schulze who retired in 1996.



(4) Includes the following amounts which represent bonuses earned in 1996 (net of amounts reported under LTIP Payouts) and deferred and converted into Common Stock by the named executives under the Executive Incentive Plan as described in Note 1 above: Jeffery T. Grade $739,800; John N. Hanson $235,312; Francis M. Corby, Jr. $399,492 and K.
        Thor Lundgren $309,384.   Also includes $4,830 for
        each executive which represents cash payments under the Profit Sharing Plan and the following amounts paid by the Corporation during fiscal 1996 for group term life insurance premiums for the benefit of the executives: Jeffery T. Grade $5,472; John N. Hanson $4,090; Francis M. Corby, Jr. $5,472 ; K. Thor Lundgren $3,306 and Richard W. Schulze $7,758. Includes $630,000 for Mr. Hanson in 1995 which the Corporation became obligated to pay in connection with the acquisition of Joy Technologies Inc. Also includes $2,946,100 paid to Mr. Schulze in 1996 in connection with the termination of his employment agreement.

(5) Represents the market value on the date of grant of the following number of shares of Restricted Common
        Stock granted in 1995 under the 1990 Restricted
        Stock Award Plan:  Jeffery T. Grade, 2,750; Francis
        M. Corby, Jr., 1375; K. Thor Lundgren, 2000 and
        Richard W. Schulze, 1,125. This restricted stock vested during fiscal 1995.


(6)     Information for Mr. Hanson covers the period since
        November 29, 1994, the date the Corporation acquired Joy Technologies Inc. through a stock-for-stock merger.

(7)     Cash bonus paid under Joy Technologies Inc.
        Management Incentive Plan.


(8) Includes auto lease payments of $32,327 and $50,819 for 1996 and 1995, respectively.

HUMAN RESOURCES COMMITTEE
REPORT ON EXECUTIVE
COMPENSATION


The Human Resources Committee, which currently consists of six outside directors, met seven times during fiscal 1996.
Additionally, an ongoing dialogue concerning compensation and organizational development issues was maintained throughout the year between the Committee Chairperson and senior management of the Corporation.

In its deliberations on executive compensation, the Committee considered both corporate performance and individual contributions, relying on the personal knowledge and experience of its members, as well as compensation survey data from a large number of comparable durable goods manufacturing companies, to reach its decisions.

The Committee continues to be guided in its compensation decisions by the following fundamental considerations:

1. The need to attract and retain competent management.

2. The desire to set pay levels which are competitive with levels being paid in similar businesses.

3. The intent to reward management for a mix of long-term and short-term accomplishments.

4. The need to link executive pay levels to quantifiable benchmarks.

5.      The belief that base salaries should be
        conservative (50th percentile of comparable companies) but that incentive opportunities should allow for above average total compensation (75th percentile of comparable companies) if the performance of the Corporation so warrants.


Cash Compensation

Consistent with the considerations listed above, the Committee uses compensation survey data from comparable companies when determining the salary and incentive compensation components of cash compensation. Beginning in 1994, the Corporation's key employee incentive compensation (bonus) plans have been based on the concept of Economic Value Added ("EVA"). Under EVA, focus is shifted from budget performance to the after-tax returns produced on capital investment in the business and managers are rewarded for adding and creating economic value in their respective businesses. The hurdle becomes the Corporation's weighted average after-tax cost of capital and rewards are linked to the difference management is able to produce between that cost and corporate earnings. The EVA target is raised each year by an "improvement factor" so that increasingly higher EVA benchmarks must be attained in order to earn the same level of incentive pay.

Approximately 350 executives participated in EVA based incentive plans in 1996 with targeted bonus opportunities ranging from 10% to 90% of base pay.

In those business units where the EVA incentive plan produces bonuses in excess of 125% of the target two thirds of the excess amount is "banked" for credit toward incentive compensation in future years and may be forfeited if future performance targets are not achieved.

Companies which have adopted EVA have seen a positive relationship between improved EVA and increased common stock prices. While no promise of improved performance should be inferred, the Committee believes that EVA is one of the contributing factors toward improved stock performance of the Corporation.

Profit Sharing

In fiscal 1995, the Corporation's Profit Sharing Plan was more closely linked with (EVA) concepts. All domestic salaried and non-bargaining unit hourly employees participated in this plan which paid a 3% cash bonus for attainment of a business unit's EVA target.
Corporate wide, the average payment for 1996 was approximately 5.5% of a participating employee's base pay.
For purposes of the plan the maximum base pay which can be used for calculations is $100,000.


Stock-Based Compensation

The Committee administers a number of stock-based plans which are designed to promote ownership by management of the Corporation's Common Stock. The Committee strongly believes that ownership by management of significant amounts of the Corporation's Common Stock is an important linkage to shareholder value.


Stock Options

The Committee in its discretion may award stock options to key contributors to the Corporation's success under the Corporation's 1996 Stock Incentive Plan. Such grants give the recipient the right to purchase the Corporation's
Common Stock at an exercise price equal to the closing price of the stock on the New York Stock Exchange on the date of the grant. All option grants give the holder a ten year right to purchase. Vesting occurs over a 42 month period.


Restricted Common Stock

The Corporation's 1988 Incentive Stock and 1996 Stock
Incentive Plans provide for the granting of qualified and nonqualified options, stock appreciation rights and restricted stock to key employees. In fiscal 1996, restricted stock covering 347,857 shares was granted under the 1988 Incentive Stock Plan. The restricted stock was issued in connection with the cancellation of employment agreements with three senior executive officers. After considering the principal economic elements of the agreements, the present and anticipated future costs of such agreements to the Corporation and the costs and benefits of using restricted stock as consideration for cancellation of the agreements, the Committee directed the Corporation to use restricted stock to cancel the agreements. Such shares are subject to restrictions and forfeiture under certain circumstances.


Stock in Lieu of Bonus

As stated above, the Committee believes that it is important for management to become significant stockholders in the Corporation. Accordingly, under the Executive
Incentive Plan as adopted by the Committee and approved by stockholders at the 1992 annual meeting, selected participants in the Corporation's designated bonus program may elect to receive all or a part of their incentive compensation in stock in lieu of cash payments.


This plan, strongly supported by the Committee, encourages approximately 70 members of senior management to convert up to 100% of their cash bonuses into shares of Common Stock of the Corporation. As both an inducement and due to restrictions placed on the sale of the stock, the plan allows executives to convert their bonuses into shares of stock at a 25% discount from the current market price. This stock must be placed in a grantor trust maintained by the Corporation and may not be accessed until the executive retires or terminates employment. Dividends remain in the account and are used to buy additional shares, also at a 25% discount.


Since inception, participants in this plan have deferred incentive compensation equivalent to just over a million shares, further aligning their interests with those of stockholders.

Chief Executive Officer Compensation

The performance and contributions of the Chairman and Chief Executive Officer, Jeffery T. Grade, were reviewed at length by the Committee at its October 1995 and 1996 meetings. Recognizing the continued and significant progress the Corporation has made as a result of his leadership, Mr.
Grade's base pay was increased at the October, 1995 meeting from $555,000 to $600,000. At the October 1996 meeting, Mr. Grade's base pay was increased from $600,000 per year to $660,000, an increase of 10%. Based on outside survey data, Mr. Grade's new base salary is slightly above the 50th percentile for comparable companies, the 50th percentile being the Committee's stated compensation benchmark. The Committee believes that Mr. Grade's salary is in line with that paid to Chief Executive Officers of comparable companies and is appropriate for the size of the Corportion and his scope of responsibilities.

Under the terms of the Corporation's Executive Incentive Plan, Mr. Grade earned incentive compensation of $993,798 for fiscal 1996, including $96,379 credited to Mr. Grade's
1996 incentive compensation as a result of amounts
"banked" in 1994 and $157,619 credited in 1996 as a result of amounts "banked" in 1995. In addition, $129,600 was "banked" in 1996 under the EVA method of calculating incentive compensation and will be available to be included in incentive compensation calculations in future years.
The amount of the 1996 bonus was determined by the Corporation's corporate performance which exceeded the 1996 EVA target by 61%, entitling Mr. Grade and certain other senior executives to an incentive equal to 161% of their individual bonus targets, which, in Mr. Grade's case, was 90% of base pay.

The total cash compensation earned by Mr. Grade in 1996 was $1,598,628 (excluding the banked portion of his 1996 bonus, but including the amounts banked in 1994 and 1995 and payable in 1996 and the 1996 Profit Sharing payment). In addition to cash compensation, Mr. Grade was granted options to purchase 42,000 shares of the Corporation's
Common Stock at a price of $37.88 per share, the closing price on the day of the option grant. Mr. Grade had been granted options to purchase 25,000 shares in 1994 and 35,000 shares in 1995. The Committee determined that an increase was warranted given Mr. Grade's performance, leadership and the Committee's continuing desire to promote ownership of the Corporation's stock by management.


Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of the compensation paid in a taxable year by a publicly held corporation to the Chief
Executive Officer and any other executive officer whose compensation is required to be reported in the Summary
Compensation Table. However, qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. It continues to be the Committee's intent to take the necessary steps to satisfy these conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.


In Summary

Considering the Corporation's continued strong performance and its aggressiveness in enhancing stockholder value, the Committee believes that the compensation paid to senior executives is in line with performance and is comparable to that being paid in similar corporations.


Respectfully,

Harry L. Davis (Chair)
Donna M. Alvarado
John D. Correnti
Robert M. Gerrity
Robert F. Schnoes
Donald Taylor

PERFORMANCE GRAPH


The following graph shows the cumulative total stockholder
return on the Corporation's Common Stock over the last five
fiscal years as compared to the returns of the Standard &
Poor's 500 Stock Index and the Heavy Machinery subgroup
of the Standard & Poor's 500 Stock Index.  The Heavy
Machinery subgroup consists of AGCO Corporation, Case
Corporation, Caterpillar Inc., Deere & Co., and
Harnischfeger Industries, Inc.  AGCO Corporation and Case
Corporation were added to the Heavy Machinery subgroup on
July 1, 1996 while Clark Equipment, Indresco, Inc.,
Manitowoc Co. and Nacco Industries were removed from the
subgroup.  AGCO Corporation began trading on April 16, 1992
and Case Corporation began trading on June 24, 1996.   The
graph assumes $100 was invested on October 31, 1990 in (a) the Corporation's Common Stock, (b) the Standard & Poor's
500 Stock Index and (c) the Heavy Machinery subgroup and assumes reinvestment of dividends.


             10/31/91  10/31/92  10/31/93  10/31/94  10/31/95  10/31/96

S & P 500        100      110       126       131       166       206
Machinery Group  100       84       168       231       280       339
Harnischfeger    100       97       127       146       187       240

                       Machinery Group = AG, CAT, CSE, DE, HPH

PENSION PLAN TABLE


The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under the Corporation's defined benefit pension plan (and excess benefit arrange-ments defined below) at the indicated remuneration levels.

Remuneration covered by the plan includes the following amounts reported in the Summary Compensation Table:
salary and bonus (including the cash value of bonuses foregone for stock under the Executive Incentive Plan).
"Banked bonuses are not included.


The years of service credited for each of the executive officers named in the Summary Compensation Table are:
Jeffery T. Grade, 28 years; John N. Hanson, 7 years;
Francis M. Corby, Jr., 16 years; K. Thor Lundgren, 5 years; and Richard W. Schulze 36 years.


Benefits are based upon years of service and the highest consecutive five year average annual salary and incentive compensation during the last ten calendar years of service.
Estimated benefits under the retirement plan are subject to the provisions of the Internal Revenue Code which limit the annual benefits which may be paid from a tax qualified retirement plan. Amounts in excess of such limitations will either be paid from the general funds of the Corporation or funded with Common Stock under the terms of the Supplemental Retirement and Stock Funding
Plan. The estimated benefits in the table above do not reflect offsets under the plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security benefit.


----------------------------------------------------------------------------------------
                                       Years of Service
----------------------------------------------------------------------------------------
Remuneration           15      20     25      30      35       40
----------------------------------------------------------------------------------------
   700,000          157,500 210,000 262,500 315,000 367,500      424,000
   900,000          202,500 270,000 337,500 405,000 472,500      540,000
 1,100,000          247,500 330,000 412,500 495,000 577,500      660,000
 1,300,000          292,500 390,000 487,500 585,000 682,500      780,000
 1,500,000          337,500 450,000 562,500 675,000 787,500      900,000
 1,700,000          382,500 510,000 637,500 765,000 892,500    1,020,000
 1,900,000          427,500 570,000 712,500 855,000 997,500    1,140,000
----------------------------------------------------------------------------------------

OPTION GRANTS


The following table sets forth information about stock option grants during the last fiscal year to the five executive officers named in the Summary Compensation Table.


--------------------------------------------------------------------------------------------
                                <c

                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)
                                                    Individual Grants
---------------------------------------------------------------------------------------------

                  Number of       Percent
                  Securities      of Total
                  Underlying      Options/
                 Options/SARs     SARs Granted      Exercise or                    Grant Date
                  Granted         to Employees      Base Price         Expiration  Present
Name                (#)           in Fiscal Year      ($/sh)           Date (2)    Value (($)(3)

Jeffery T. Grade  42,000            8.56%           $37.88           Oct. 13, 2006   $802,200
John N. Hanson    31,000            6.31%           $37.88           Oct. 13, 2006   $592,100
Francis M. Corby,
Jr.               26,000            5.30%           $37.88           Oct. 13, 2006   $496,600
K. Thor Lundgren  26,000            5.30%           $37.88           Oct. 13, 2006   $496,600
Richard W. Schulze    --               --               --                      --         --
----------------------------------------------------------------------------------------------


Notes

(1)     No Stock Appreciation Rights (SARs) were granted.

(2) Unless earlier terminated, options expire ten years from the date of grant (October 13, 1996) and become exercisable in cumulative installments of one-fourth of the shares in each year beginning six months from the date of grant (i.e., 25% on April
        13, 1997, 25% on April 13, 1998, 25% on April 13,
        1999 and 25% on April 13, 2000), provided however that upon the occurrence of a Change in Control as defined in the Corporation's Deferred Compensation
        Trust all options become 100% exercisable.

(3) Grant date present values were determined using the Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values are based on assumed volatility of 29.45%, risk-free rate of return of 6.54%, dividend yield of 1.06% and ten year option expiration. No adjustments have been made for non-transferability or risk of forfeiture.

OPTION EXERCISES AND
FISCAL YEAR-END VALUES


The following table sets forth information with respect to the five executive officers named in the Summary
Compensation Table concerning the number of shares acquired on exercise of options, the value realized and the number and value of options outstanding at the end of the last fiscal year.

-----------------------------------------------------------------------------------------------

                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION/SAR VALUES (1)

                                         Number of Securities         Value of Unexercised
                                        Underlying Unexercised        in-the-Money Options/
                                           Options/SARs at            SARs at Fiscal Year-
                  Shares                 Fiscal Year-End (#)               End ($)(3)
                  Acquired
                     on      Value
Name             Exercise Realized(2)  Exercisable Unexercisable  Exercisable Unexercisable
-----------------------------------------------------------------------------------------------
Jeffery T. Grade    37,750   $479,858      8,750     45,000       $ 76,563    $525,750
John N. Hanson          --         --     12,691(4)  19,500        205,954     170,625
Francis M. Corby, Jr.6,000     77,999     45,500     27,000        852,475     315,450
K. Thor Lundgren        --         --     59,000     27,000      1,121,300     315,450
Richard W. Schulze(5)   --         --         --         --             --          --

-----------------------------------------------------------------------------------------------

Notes

(1)     No Stock Appreciation Rights (SARs) are
        outstanding.

(2) Based on the market value of the stock on the date of exercise less the exercise price and withholding tax paid by the recipient.

(3)     Based on the closing price of the Corporation's
        Common Stock on the New York Stock Exchange at the end of the fiscal year of $40.00.

(4)     Includes 6,191 options under the Joy Technologies
        Inc. Stock Option Plan (the "Joy Option Plan"). As a consequence of the merger of the Corporation and Joy Technologies Inc. in November, 1994, all options that had been granted under the Joy Option
        Plan to any Joy Technologies Inc. employees were converted into options to purchase the Corporation's Common Stock.

(5) All options held by Mr. Schulze were cancelled during fiscal 1996 in connection with termination of his employment agreement.

LONG-TERM INCENTIVE COMPENSATION

As described in the Human Resources Committee Report on
Executive Compensation, incentive compensation for senior executives is based on the concept of Economic Value Added
"(EVA)". The EVA method of calculating incentive compensation has a "Bonus Bank" feature which is designed to ensure that EVA improvements are sustained over a period of years. The bonus paid to an executive for any fiscal year is equal to the earned bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the bonus earned, if any, in excess of 125% of the target bonus.
Two-thirds of any bonus earned in excess of 125% of the target bonus is credited to the Bonus Bank for possible future payment to the executive or forfeiture under the terms of the EVA program. A Bonus Bank account is at risk in the sense that in any year the earned bonus is negative, the negative bonus amount is subtracted from the Bonus Bank balance. The executive is not expected to otherwise repay negative balances in the Bonus Bank.

For those executives who have elected to defer their cash bonuses by converting such bonuses into Common Stock under the terms of the Executive Incentive Plan, the "banked" portion of any bonus is converted into Common Stock on the same terms as the "unbanked" portion of the bonus. Each of the named executives deferred 100% of his cash bonus for fiscal 1996 except Mr. Hanson who elected to defer 50% of his cash bonus and Mr. Schulze who retired in 1996.

  LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                           Estimated Future
                                            Payouts Under
                                            Non-Stock Price
Name               Number of Shares, Units  Based Plans
                   or other Rights (#) (1)    ($)(2)

Jeffery T. Grade             4,474               0
John N. Hanson               1,423          $41,223
Francis M. Corby, Jr.        2,416               0
K. Thor Lundgren             1,871               0
Richard W. Schulze               0               0


(1) Reflects Common Stock purchased through conversion of each executive's banked bonus at a 25% discount on the purchase price of $38.625 in accordance with the provisions of the Executive Incentive Plan.
        The amount so converted by each of the executive officers is as follows: Jeffery T. Grade $129,600;
        John N. Hanson $41,223; Francis M. Corby, Jr.,
        $69,984; and K. Thor Lundgren $54,199.


(2)     Reflects cash portion of "banked bonus".

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts between the Corporation and any of its executive officers.

The Executive Incentive Plan and the Supplemental
Retirement and Stock Funding Plan provide for the distribution of accrued benefits following termination of a participant's employment with the Corporation.

These plans also provide that, in the event of a "Change in Control" as defined in the Corporation's Deferred
Compensation Trust, the Corporation will purchase for cash all shares of Common Stock then allocated to all participants' accounts at the highest per-share price actu-ally paid in connection with such Change in Control and cash proceeds will be distributed to the participants. The
1996 Stock Incentive Plan provides that, upon a Change in Control, all outstanding option grants become exercisable and all restrictions on restricted stock terminate and such stock becomes fully vested.

Existing options and restricted stock granted under the 1988 Incentive Stock Plan contain provisions that, upon a Change in Control, all such options become exercisable and all restrictions on restricted stock terminate and such stock becomes fully vested.

PROPOSAL TO AMEND CHARTER TO INCREASE AUTHORIZED SHARES

The proposed amendment to the Certificate of Incorporation would increase the authorized number of shares of the Corporation's Common Stock from 100,000,000 to
150,000,000. Approximately 49,000,000 shares are currently outstanding.


Although the current number of authorized shares is sufficient to meet all presently known requirements, the Board of Directors believes that it is desirable that the Corporation have the flexibility to issue a substantial number of shares of Common Stock without further stockholder action. The availability of additional shares will enhance the Corporation's flexibility in connection with possible future actions, such as stock dividends, stock splits, financings, employee benefit programs, corporate mergers, acquisitions of property, the funding of business expansions or for other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares may be warranted in connection with any of those purposes.

Other than the issuance of Common Stock under employee benefit plans, the Corporation does not currently have any intentions, plans or agreements to issue additional shares of Common Stock.


THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED
AMENDMENT TO THE CERTIFICATE OF INCORPORATION AS BEING IN THE
BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS
AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
THE AMENDMENT.

OTHER INFORMATION

Auditors

The Board of Directors has selected Price Waterhouse as independent accountants for the fiscal year ending October
31, 1997. Price Waterhouse has served the Corporation as auditors since 1925. A representative of Price Waterhouse will be present at the 1997 annual meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by stockholders.


Additional Matters

The Board of Directors is not aware of any other matters that will be presented for action at the 1997 annual meeting. Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.


Submission of Stockholder Proposals

All stockholder proposals to be presented at the 1997 annual meeting must be received by the Corporation not later than October 23, 1997 in order to be considered for inclusion in the Corporation's proxy statement and proxy for that meeting under SEC Rule 14a-8. In addition, the Corporation's bylaws require that stockholder proposals must be received by the Corporation not less than ninety days before the meeting in order to be submitted at the meeting.


Cost of Proxy Solicitation

The Corporation will pay the cost of preparing, printing and mailing proxy materials as well as the cost of solicit-ing proxies on behalf of the Board. In addition to using the mails, officers and other employees may solicit proxies in person and by telephone and telegraph. The Corporation has also hired Kissell-Blake, Inc., a professional proxy solicitation firm, and will pay such firm its customary fee, which is anticipated not to exceed $5,500, plus expenses, to solicit proxies from banks, brokers and other nominees having shares registered in their names which are beneficially owned by others.


Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during the last fiscal year and Forms 5 and amendments thereto furnished to the Corporation with respect to the last fiscal year, the Cor-poration is not aware that any director, officer or benefi-cial owner of more than 10% of the Corporation's Common
Stock failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934 during the last fiscal year.

                  By order of the Board of Directors

                  K. THOR LUNDGREN
                  Secretary



February 20, 1997



                           HARNISCHFEGER INDUSTRIES, INC.
R                    ANNUAL MEETING OF STOCKHOLDERS - APRIL 15, 1997
0               This Proxy Solicited on Behalf of the Board of Directors
X
Y                 The undersigned hereby appoints Jeffery T. Grade and K. Thor Lundgren, and each of them, proxies, with power of substitution, to vote the shares of stock of
        Harnischfeger Industries, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Harnischfeger Industries, Inc. allocated to the account(s) of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of
        Stockholders to be held on April 15, 1997 at 10:00 a.m., CST, at the Wyndham Hotel, 139
        E. Kilbourn Avenue, Milwaukee, Wisconsin, and at any adjournment or postponement thereof.

                  WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY
        RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR
        ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IT AUTHORIZES THE
        ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR
        JUDGEMENT ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

        (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)  SEE REVERSE SIDE


/ X /   Please mark
        votes as in
        this example


        The Board of Directors recommends a vote FOR Proposals 1 and 2.
        1.  To elect four directors to      2.   To amend the Certificate    / /   / /     / /
            serve for terms of three years.      of Incorporation to
                                                 increase the number of    FOR  AGAINST ABSTAIN
                                                 authorized shares
     Nominees:  Donna M. Alvarado,
                Harry L. Davis,             3.   To transact such other business as may properly
                John N. Hanson                   come before the Annual Meeting and any adjournment
                and Ralph C. Joynes              or postponement thereof.

            FOR       WITHHELD
            / /         / /


/  /   --------------------------------------
       For all nominees except as noted above.
                                            MARK HERE             MARK HERE
                                            FOR ADDRESS / /       IF YOU PLAN / /
                                            CHANGE AND            TO ATTEND
                                            NOTE AT LEFT          THE MEETING

                                 STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND
                                 RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
                                 PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
                                 THE UNITED STATES.

                                 Please sign exactly as your name appears.  If acting as
                                 attorney, executor, trustee or in representative capacity, sign name and title.


                                 Signature(s):                  Date:
                                            ----------------       -----------
                                 Signature(s):                  Date:
                                            ----------------       -----------
